EXHIBIT 99.1

Rovi Corporation 2830 De La Cruz Blvd. Santa Clara, CA 95050
ROVI CORPORATION REPORTS FOURTH QUARTER 2014 FINANCIAL RESULTS
Company reports better-than-expected results
SANTA CLARA, Calif.--(BUSINESS WIRE)-February 19, 2015 - Rovi Corporation (NASDAQ:ROVI) today reported financial results for the fourth quarter and full year ended December 31, 2014.
The Company reported fourth quarter revenue of $134.2 million, a decrease of 12% compared to $152.0 million in the fourth quarter of 2013. As expected, revenues were lower than in the comparable period in the prior year, which benefited from catch-up payments on several new deals and due to the continuing decline in analog copy protection revenues. Fourth quarter 2014 Loss from continuing operations, net of tax, was $5.9 million, compared to $10.6 million Income from continuing operations, net of tax, for the fourth quarter of 2013. Fourth quarter Diluted Loss Per Common Share from Continuing Operations was $0.06, compared to $0.11 Income Per Common Share in the fourth quarter of 2013. After taking into consideration discontinued operations, the Company reported a fourth quarter net loss of $5.8 million, compared to a net loss of $60.8 million for the same quarter of 2013. Fourth quarter Diluted Loss Per Common Share was $0.06, compared to $0.62 Loss Per Common Share in the fourth quarter of 2013.
On a Non-GAAP basis, fourth quarter Non-GAAP Net Income was $40.2 million, compared to $55.1 million in the fourth quarter of 2013, and fourth quarter Non-GAAP Diluted Income Per Common Share was $0.44, compared to $0.56 Per Common Share in the fourth quarter of 2013.
For the full year 2014, the Company reported revenues of $542.3 million, compared to $537.4 million for 2013. The full year 2014 Loss from continuing operations, net of tax was $13.5 million, compared to Income from continuing operations of $21.3 million for 2013. After taking into consideration discontinued operations, which include DivX and Main Concept, the full year 2014 net loss was $69.7 million, compared to a net loss of $172.1 million for 2013.
Non-GAAP Net Income for full year 2014 was $160.4 million, compared to $167.3 million for 2013. Non-GAAP Diluted Income Per Common Share was $1.74 for 2014, compared to $1.69 Income Per Common Share for 2013.
Non-GAAP Net Income and Non-GAAP Diluted Income Per Common Share are defined below in the section entitled “Non-GAAP Information.” Reconciliations between GAAP and Non-GAAP results from operations are provided in the tables below.
“I am pleased to announce better-than-expected results, above the mid-point of our initial and raised estimates for the year and for the quarter. During the fourth quarter, Rovi made progress on a number of initiatives to fuel future growth, including renewing and expanding a number of IP licensing agreements, deploying Rovi guides, and acquiring Fanhattan to advance our cloud-based discovery initiatives. We also expanded our metadata business, and signed up a major cable network for a pilot of our cloud-based advertising analytics platform,” said Tom Carson, President and CEO of Rovi. “Throughout the year, we funded investments in strategic growth areas through continued cost reductions and rationalization of legacy products. Looking ahead, we will continue to take a disciplined approach, and remove costs from the business as appropriate, as we invest in strategic growth areas. Based on the upcoming big-four intellectual property license renewals and demand for our growing portfolio of discovery and analytics products and services, we expect double-digit revenue growth with expanding margins in both 2016 and 2017.”
The Company repurchased 3.3 million shares of its stock for $73.4 million in the fourth quarter and repurchased a total of 8.3 million shares of stock for $196.5 million during fiscal 2014. As of today, Rovi now has approximately $125 million remaining in its existing share repurchase authorization and anticipates repurchasing five million additional shares in 2015.

Business Outlook
As announced at the Company’s investor meeting in early January, Rovi anticipates fiscal year 2015 revenue of $535 million to $565 million, and fiscal year 2015 Non-GAAP Diluted Income Per Common Share of $1.55 to $1.85.
“In terms of timing, we expect increasing revenues from our recently acquired advanced search and recommendation and FanTV products, as well as our Analytics business, to ramp up in the second half of the year,” said Peter Halt, CFO of Rovi. “We expect these acquisitions and spending ahead of our big-four renewals to impact first-half costs in 2015 when compared to the second half of 2014.”
Conference Call Information
Rovi management will host a conference call today, February 19, 2015, at 1:30 p.m. PT/4:30 p.m. ET to discuss the financial results. Investors and analysts interested in participating in the conference are welcome to call 1-866-621-1214 (or international +1-706-643-4013) and reference the conference ID 72248075. The conference call can also be accessed via live webcast in the Investor Relations section of Rovi's website at http://www.rovicorp.com/.
A telephonic replay of the conference call will be available through February 23, 2015 and can be accessed by calling 1-800-585-8367 (or international +1-404-537-3406) and entering access code 72248075. A replay of the audio webcast will be available on Rovi Corporation's website shortly after the live call ends and will remain on Rovi Corporation's website until its next quarterly earnings call.
Non-GAAP Information
Rovi Corporation provides Non-GAAP information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. Non-GAAP Net Income, Non-GAAP Diluted Income Per Common Share, Non-GAAP COGS, Non-GAAP Research and Development Expenses, Non-GAAP Selling, General and Administrative Expenses, Non-GAAP Total OpEx and Non-GAAP Total COGS and OpEx are supplemental measures of the Company's performance that are not required by, and are not presented in accordance with GAAP. Non-GAAP information is not a substitute for any performance measure derived in accordance with GAAP.
Non-GAAP Net Income is defined as GAAP income (loss) from continuing operations, net of tax, adding back non-cash items such as equity-based compensation, amortization of intangibles, amortization or write-off of note issuance costs, non-cash interest expense recorded on convertible debt under Accounting Standards Codification (“ASC”) 470-20 (formerly known as FSP APB 14-1), mark-to-market fair value adjustments for interest rate swaps and the reversals of discrete tax items including reserves; as well as items which impact comparability that are required to be recorded under GAAP, but that the Company believes are not indicative of its core operating results such as changes in the fair value of contingent consideration, gains from the release of Sonic payroll tax withholding liabilities related to a stock option review, transaction, transition and integration costs, restructuring and asset impairment charges, payments to note holders and for expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. While depreciation expense is a non-cash item, it is included in Non-GAAP Net Income as a reasonable proxy for capital expenditures.
Non-GAAP Diluted Income Per Common Share is calculated using Non-GAAP Net Income.
Non-GAAP COGS is defined as GAAP cost of revenues excluding equity-based compensation and transition and integration expenses.
Non-GAAP Research and Development Expenses is defined as GAAP research and development expenses excluding equity-based compensation and transition and integration expenses.

Non-GAAP Selling, General and Administrative Expenses is defined as GAAP selling, general and administrative expenses excluding equity-based compensation, changes in the fair value of contingent consideration and transaction, transition and integration expenses.
Non-GAAP Total OpEx is defined as the sum of GAAP research and development and selling, general and administrative expenses, depreciation and gain on sale of patents excluding equity-based compensation, changes in the fair value of contingent consideration and transaction, transition and integration expenses.
Non-GAAP Total COGS and OpEx is defined as GAAP Total Operating costs and expenses, excluding equity-based compensation, changes in the fair value of contingent consideration, amortization of intangible assets, restructuring and asset impairment charges and transaction, transition and integration expenses.
The Company's management has evaluated and made operating decisions about its business operations primarily based upon Non-GAAP Net Income and Non-GAAP Diluted Income Per Common Share. Management uses Non-GAAP Income and Non-GAAP Diluted Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Non-GAAP financial measures along with GAAP measures. For each such Non-GAAP financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.
Management is using these Non-GAAP measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Non-GAAP financial information helps management track actual performance relative to financial targets. Making Non-GAAP financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that the use of Non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Non-GAAP financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Non-GAAP measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Non-GAAP financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Non-GAAP financial information to the investment community, not as an alternative, but as an important supplement to GAAP financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does. Reconciliations between historical and Non-GAAP results of operations are provided in the tables below.

About Rovi Corporation
Rovi is leading the way to a more personalized entertainment experience. The Company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. The Company holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.
Forward Looking Statements
All statements contained herein, including the quotations attributed to Mr. Carson, that are not statements of historical fact, including statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company's or its management's future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company's estimates of future revenues, earnings and expenses, business strategies, anticipated contract signings, and stock repurchases.
Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Such factors include, among others, the Company's ability to successfully execute on its strategic plan and customer demand for and industry acceptance of the Company's technologies and integrated solutions. Such factors are further addressed in the Company's Annual Report on Form 10-K for the period ended December 31, 2014 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation, except as required by law, to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Investor Contacts
Peter Halt, CFO
Rovi Corporation
+1 (818) 295-6800

Peter Ausnit, VP IR
Rovi Corporation
+1 (818) 565-5200

ROVI BUSINESS AND OPERATING HIGHLIGHTS:

IP Licensing:

•	Approximately 178 million households worldwide use Rovi’s guide products or a guide under an IP license with Rovi. Excluding pre-paid licensees, total Rovi subscribers approximately 129 million

•	Licensed Bell Canada for its Mobile TV and Tablet TV services for the provider’s Bell Mobility customers

•	Renewed agreement with TV Storm, a leading middleware provider in Korea, covering over four million pay-TV subscribers

•	Renewed agreement with Portugal Telecom for their direct-to-home (satellite) TV service

Discovery:

•
Acquired Fanhattan to advance our discovery initiatives through a set of cloud-based services that combine Live TV, VOD, nDVR & OTT Streaming discovery into a single user interface that can be deployed across multiple viewing platforms

•	Suddenlink, the seventh-largest U.S. cable broadband company, took a license to deploy Rovi DTA Guides to customers with high definition digital terminal adapters

•	Fully deployed Rovi’s Passport guides with América Móvil throughout Latin America

•	Signed first reseller agreements for Rovi’s cloud-based Media API Platform: Roku and Evolution

Metadata:

•	Rovi now provides metadata in 70 countries and covers more countries than any other major commercial metadata provider

•	Broadened data coverage further within China, India, Malaysia, Singapore, Taiwan, and Hong Kong

•	Rovi continued to develop robust metadata APIs for third-party developers and partners

Analytics:

•	Signed a pilot agreement with A+E Networks for Rovi’s Network Ad Optimizer

Post-year end:

•	Renewed an IP and product agreement with Sharp, one of the largest Consumer Electronics manufacturers in the world

•	Announced an agreement with Horizon Media for Rovi’s Agency Ad Optimizer

ROVI CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues	$134,217	$151,992	$542,311	$537,390
Costs and expenses:
Cost of revenues, exclusive of amortization of intangible assets	25,280	24,240	107,253	96,361
Research and development	28,887	27,340	108,746	111,326
Selling, general and administrative	31,160	37,703	136,736	147,544
Depreciation	4,333	4,492	17,540	16,775
Amortization of intangible assets	19,709	18,304	77,887	74,413
Restructuring and asset impairment charges	2,535	—	10,939	7,638
Gain on sale of patents	—	—	(500)	—
Total costs and expenses	111,904	112,079	458,601	454,057
Operating income from continuing operations	22,313	39,913	83,710	83,333
Interest expense	(14,047)	(15,733)	(54,768)	(62,019)
Interest income and other, net	2,234	434	4,069	2,775
Debt modification expense	—	—	(3,775)	(1,351)
(Loss) income on interest rate swaps, net	(10,309)	659	(17,874)	2,898
Loss on debt redemption	—	—	(5,159)	(2,761)
Income from continuing operations before income taxes	191	25,273	6,203	22,875
Income tax expense	6,067	14,723	19,725	1,540
(Loss) income from continuing operations, net of tax	(5,876)	10,550	(13,522)	21,335
Discontinued operations, net of tax	69	(71,359)	(56,222)	(193,425)
Net loss	$(5,807)	$(60,809)	$(69,744)	$(172,090)
Basic earnings per share:
Basic (loss) income per share from continuing operations	$(0.06)	$0.11	$(0.15)	$0.22
Basic loss per share from discontinued operations	0.00	(0.74)	(0.61)	(1.97)
Basic net earnings per share	$(0.06)	$(0.63)	$(0.76)	$(1.75)
Shares used in computing basic net earnings per share	90,701	97,035	91,654	98,371
Diluted earnings per share:
Diluted (loss) income per share from continuing operations	$(0.06)	$0.11	$(0.15)	$0.22
Diluted loss per share from discontinued operations	0.00	(0.73)	(0.61)	(1.96)
Diluted net earnings per share	$(0.06)	$(0.62)	$(0.76)	$(1.74)
Shares used in computing diluted net earnings per share	90,701	97,772	91,654	99,092

See notes to the GAAP Consolidated Financial Statements in our Form 10-K.

ROVI CORPORATION
GAAP CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$154,568	$156,487
Short-term investments	183,074	365,976
Trade accounts receivable, net	83,514	104,386
Taxes receivable	230	1,907
Deferred tax assets, net	18,553	18,621
Prepaid expenses and other current assets	12,621	14,936
Assets held for sale	—	106,688
Total current assets	452,560	769,001
Long-term marketable investment securities	131,378	118,658
Property and equipment, net	37,227	33,350
Finite-lived intangible assets, net	463,348	478,229
Long-term deferred tax assets	1,805	—
Other assets	15,420	16,907
Goodwill	1,343,652	1,298,448
Total assets	$2,445,390	$2,714,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$83,208	$94,560
Deferred revenue	18,399	9,848
Current portion of long-term debt	302,375	—
Liabilities held for sale	—	5,513
Total current liabilities	403,982	109,921
Taxes payable, less current portion	10,100	44,038
Long-term debt, less current portion	804,557	1,186,564
Deferred revenue, less current portion	15,722	4,641
Long-term deferred tax liabilities, net	80,751	41,379
Other non-current liabilities	24,014	14,834
Total liabilities	1,339,126	1,401,377
Stockholders’ equity:
Common stock	131	128
Treasury stock	(1,013,218)	(816,694)
Additional paid-in capital	2,339,817	2,279,196
Accumulated other comprehensive loss	(5,307)	(3,999)
Accumulated deficit	(215,159)	(145,415)
Total stockholders’ equity	1,106,264	1,313,216
Total liabilities and stockholders’ equity	$2,445,390	$2,714,593

See notes to the GAAP Consolidated Financial Statements in our Form 10-K.

ROVI CORPORATION
REVENUE BY SEGMENT
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Intellectual Property Licensing Revenues
Service Provider	$52,286	$59,397	$200,799	$194,324
Consumer Electronics	19,388	29,239	84,359	98,886
Total Intellectual Property Licensing	71,674	88,636	285,158	293,210

Product Revenues
Service Provider	52,839	48,841	204,877	187,065
Consumer Electronics	4,900	6,700	22,342	27,262
Other	4,804	7,815	29,934	29,853
Total Product	62,543	63,356	257,153	244,180
Total Revenues	$134,217	$151,992	$542,311	$537,390

ROVI CORPORATION
REVENUE BY SALES VERTICAL
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Service Providers	$105,125	$108,238	$405,676	$381,389
Consumer Electronics	24,288	35,939	106,701	126,148
Other	4,804	7,815	29,934	29,853
Total Revenues	$134,217	$151,992	$542,311	$537,390

ROVI CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP (Loss) income from continuing operations, net of tax	$(5,876)	$10,550	$(13,522)	$21,335
Equity-based compensation	10,204	12,488	42,017	54,661
Transaction, transition and integration costs	1,022	—	3,965	2,160
Reduction of contingent consideration liability for Veveo acquisition	(2,700)	—	(2,700)	—
Amortization of note issuance costs	748	1,843	3,376	5,004
Amortization of convertible note discount	3,589	3,325	13,953	12,927
Loss on debt redemption	—	—	5,159	2,761
Debt modification expense	—	—	3,775	1,351
Mark-to-market (gain) loss related to interest rate swaps and caps	9,566	(112)	15,586	1,692
Amortization of intangible assets	19,709	18,304	77,887	74,413
Restructuring and asset impairment charges	2,535	—	10,939	7,638
Release of Sonic payroll tax withholding liabilities related to stock option review	—	—	(1,182)	—
Income tax expense (1)	1,356	8,733	1,120	(16,637)
Non-GAAP Net Income	$40,153	$55,131	$160,373	$167,305

GAAP Diluted (loss) income per share from continuing operations	$(0.06)	$0.11	$(0.15)	$0.22
Non-GAAP Diluted Income Per Common Share (2)	$0.44	$0.56	$1.74	$1.69

(1) Adjusts tax expense to the Non-GAAP cash tax rate.
(2) For the 2014 period, since the adjustments resulted in Non-GAAP Net Income, 91,434 shares and 92,377 shares were used for the three months and twelve months ended December 31, 2014, respectively, in computing Non-GAAP Diluted Income Per Common Share, which includes dilutive common equivalent shares outstanding.

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Total Operating costs and expenses	$111,904	$112,079	$458,601	$454,057
Equity-based compensation	(10,204)	(12,488)	(42,017)	(54,661)
Transaction, transition and integration costs	(1,022)	—	(3,965)	(2,160)
Reduction of contingent consideration liability for Veveo acquisition	2,700	—	2,700	—
Amortization of intangible assets	(19,709)	(18,304)	(77,887)	(74,413)
Restructuring and asset impairment charges	(2,535)	—	(10,939)	(7,638)
Non-GAAP Total COGS and OpEx	$81,134	$81,287	$326,493	$315,185

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Cost of revenues	$25,280	$24,240	$107,253	$96,361
Equity-based compensation	(1,089)	(728)	(5,383)	(3,514)
Transition and integration costs	—	—	(96)	(380)
Non-GAAP COGS	$24,191	$23,512	$101,774	$92,467

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Research and development expenses	$28,887	$27,340	$108,746	$111,326
Equity-based compensation	(3,219)	(4,316)	(10,752)	(17,752)
Transition and integration costs	(73)	—	(530)	(779)
Non-GAAP Research & Development Expenses	$25,595	$23,024	$97,464	$92,795

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
GAAP Selling, general and administrative expenses	$31,160	$37,703	$136,736	$147,544
Equity-based compensation	(5,896)	(7,444)	(25,882)	(33,395)
Transaction, transition and integration costs	(949)	—	(3,339)	(1,001)
Reduction of contingent consideration liability for Veveo acquisition	2,700	—	2,700	—
Non-GAAP Selling, General and Administrative Expenses	$27,015	$30,259	$110,215	$113,148